United Insurance Holdings Corporation (Nasdaq: UIHC) Investor Presentation March 2nd, 2023

Company Overview

UIHC is a specialty underwriter of catastrophe exposed property insurance.

United Insurance Holding Corp. (Nasdaq: UIHC) was founded in 1999 and is the insurance holding company for 2 P&C carriers: American Coastal Insurance Company (ACIC) and Interboro Insurance Company (IIC) along with other operating affiliates.

ACIC has the #1 market share of commercial residential property insurance (commercial lines) in Florida with roughly 5,400 policies and $516 million of premium in-force.

IIC's homeowners & fire insurance products (personal lines) are focused exclusively on New York with roughly 6,600 policies and $58 million of premium in-force.

UIHC as of December 31, 2022	
Total Assets:	$1.4 billion [1]
Total Equity:	$48.0 million [1]
Total Revenue:	$466.7 million [1]
Employees:	140 [2]
Headquarters:	St. Petersburg, FL
Credit Rating:	BB+ (Kroll)

Specialty Commercial Property

AmCoastal

Specialty Homeowners

INTERBORO INSURANCE

[1] Values excluding United Property & Casualty Insurance Company (UPC) placed in receivership on February 27, 2023.
[2] As of March 1, 2023

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3 Executive Summary • Q4 Results • GAAP net loss of -$294.9m included $196.6m of current year net catastrophe losses and $58.9m of adverse prior year development. • Core loss of -$273.0m excluded -$30.2m of realized investment losses (before tax) due to asset sales and impairment charges. • Gross loss estimates from Hurricane Ian grew $574m to $1.54b and exhausted all reinsurance available to our affiliate, United Property & Casualty Insurance Company (UPC), driving additional net retained losses in excess of UPC’s capital as of December 31, 2022. • UPC was placed into receivership on February 27, 2023, requiring UIHC to de-consolidate UPC from its results prospectively at that date. • Stockholders’ equity attributable to UIHC as of December 31, 2022, was -$180.2m or -$4.16 per share. The pro-forma effect of de-consolidating UPC as if it was placed into receivership and divested at year-end, resulted in UIHC stockholders’ equity of $48.0m or $1.12 per share. • Other Highlights • A consent order issued in December provided additional clarity on the run-off plan for UPC based on certain assumptions deemed reasonable along with a stipulation that UPC must actively facilitate the placement of its policies with other insurers. • In accordance with stipulation above, UPC engaged with Slide Insurance Company (Slide) in mid-January and successfully negotiated a mutually agreeable renewal rights transaction that was projected to keep UPC’s solvent run-off viable under certain assumptions. • In late January, we received preliminary gross loss estimates from our independent actuarial firm related to Hurricane Ian indicating UPC had exhausted its reinsurance program which required us to immediately notify regulators that UPC was likely insolvent as of December 31, 2022. • On January 31, 2022, the Florida Office of Insurance Regulation issued a consent order approving a renewal rights agreement with Slide transferring the future risk of loss along with unearned premiums of ~$110m, less return agent commissions of $8.6m to Slide.

Q4-22 & FY-22 Summary Results

UIHC's results were devastated by CAT losses and prior year development in personal lines.

$ in millions	Q4-22	Q4-21	Change	% Chg
Gross Premiums Earned	$ 296.3	$ 341.9	$ (45.6)	-13.3%
Ceded Premiums Earned	(162.1)	(196.8)	34.7	-17.6%
Net Premiums Earned	134.2	145.1	(10.9)	-7.5%
Investment & Other Income	(24.0)	7.9	(31.9)	-403.8%
Unrealized G(L) on Equities	3.3	1.5	1.8	120.0%
Total Revenue	**113.5**	**154.5**	**(41.0)**	-26.5%
Underlying Loss & LAE	83.5	76.5	7.0	9.2%
Current year CAT Loss & LAE	196.6	12.5	184.1	n/m
Prior year development	58.9	(3.5)	62.4	n/m
Net Loss & LAE	339.0	85.5	253.5	296.5%
Operating Expense	75.5	72.9	2.6	3.6%
Total Expenses (excluding interest)	**414.4**	**158.4**	**256.0**	**161.6%**
Core Income (Loss) before tax	**$ (266.9)**	**$ (4.6)**	**$ (262.3)**	n/m
Core Income (Loss)	**$ (273.0)**	**$ (1.0)**	**$ (272.0)**	n/m
Direct Loss Ratio - NonCAT	97.9%	30.2%	67.7 pts	
Direct Loss Ratio - CAT (Current AY)	198.3%	5.9%	192.4 pts	
Direct Expense ratio	30.4%	27.9%	2.5 pts	
Net Loss Ratio	252.6%	58.9%	193.7 pts	
Net Expense Ratio	56.2%	50.2%	6 pts	
Combined Ratio	**308.8%**	**109.1%**	199.7 pts	
CAT Loss	-146.5%	-8.6%	-137.9 pts	
PY Development F/(U)	-43.9%	2.4%	-46.3 pts	
Underlying Combined Ratio	***118.4%***	***102.9%***	15.5 pts	

$ in millions	FY 2022	FY 2021	Change	% Chg
Gross Premiums Earned	$ 1,223.2	$ 1,408.4	$(185.2)	-13.1%
Ceded Premiums Earned	(760.6)	(818.7)	58.1	-7.1%
Net Premiums Earned	462.6	589.8	(127.1)	-21.5%
Investment & Other Income	(0.6)	41.5	(42.1)	-101.4%
Unrealized G(L) on Equities	(6.6)	3.2	(9.8)	-306.3%
Total Revenue	**455.4**	**634.5**	**(179.1)**	-28.2%
Underlying Loss & LAE	241.8	280.5	(38.7)	-13.8%
Current year CAT Loss & LAE	283.2	113.7	169.5	149.1%
Prior year development	112.6	27.9	84.7	303.6%
Net Loss & LAE	637.6	422.1	215.5	51.1%
Operating Expense	261.2	287.0	(25.8)	-9.0%
Total Expenses (excluding interest)	**898.8**	**709.1**	**189.7**	**26.8%**
Core Income (Loss) before tax	**$ (387.1)**	**$ (87.1)**	**$(300.0)**	n/m
Core Income (Loss)	**$ (424.2)**	**$ (60.5)**	**$(363.7)**	n/m
Direct Loss Ratio - NonCAT	49.2%	30.8%	18.4 pts	
Direct Loss Ratio - CAT (Current AY)	139.8%	58.8%	81 pts	
Direct Expense ratio	29.2%	27.8%	1.4 pts	
Net Loss Ratio	137.8%	71.6%	66.2 pts	
Net Expense Ratio	56.5%	48.7%	7.8 pts	
Combined Ratio	**194.3%**	**120.3%**	**74 pts**	
CAT Loss	-61.2%	-19.3%	-41.9 pts	
PY Development F/(U)	-24.3%	-4.7%	-19.6 pts	
Underlying Combined Ratio	***108.8%***	***96.3%***	***12.5 pts***	

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Q4-22 Results by Line of Business

Commercial lines remained profitable despite the impact of reserve strengthening.

$ in millions	Three Months Ended Dec 31, 2022				Twelve Months Ended Dec 31, 2022			
	CL	PL	Other	Total	CL	PL	Other	Total
Gross Premiums Earned	$ 123.7	$ 172.6	$ -	$ 296.3	$ 464.2	$ 759.0	$ -	$ 1,223.2
Ceded Premiums Earned	(61.2)	(100.9)	-	(162.1)	(245.3)	(515.3)	-	(760.6)
Net Premiums Earned	62.5	71.7	-	134.2	218.9	243.7	-	462.6
Investment & other revenue	(4.9)	(19.1)		(24.0)	0.5	(1.2)		(0.7)
Unrealized G(L) on Equities	2.1	1.2		3.3	(2.0)	(4.6)		(6.6)
Total Revenue	**59.7**	**53.8**	**-**	**113.5**	**217.5**	**237.9**	**-**	**455.4**
Underlying Loss & LAE	17.3	66.2	-	83.5	51.7	190.2	-	241.8
Current year CAT Loss & LAE	15.7	180.9	-	196.6	43.4	239.8	-	283.2
Prior year development	(2.4)	61.3	-	58.9	(7.9)	120.5	-	112.6
Total Loss	30.6	308.4	-	339.0	87.1	550.5	-	637.6
Operating & Interest Expense	25.3	49.8	2.8	77.9	94.5	165.0	11.3	270.8
Total Expenses	**55.9**	**358.2**	**2.8**	**416.9**	**181.6**	**715.5**	**11.3**	**908.4**
Other income (loss)		(1.6)	10.4	8.8		(1.7)	12.1	10.4
Income (Loss) before tax	**$ 3.7**	**$ (306.0)**	**$ 7.7**	**(294.6)**	**$ 35.8**	**$ (479.3)**	**$ 0.8**	**(442.7)**
Income tax expense (benefit)				0.3				25.5
Less: Non-controlling interests				-				(0.1)
Net income (loss)				**(294.9)**				**(468.1)**
Net Loss Ratio	49.0%	430.3%		252.6%	39.8%	225.9%		137.8%
Net Expense Ratio	40.5%	69.4%		56.2%	43.2%	67.6%		56.5%
Combined Ratio	**89.5%**	**499.7%**		**308.9%**	**83.0%**	**293.5%**		**194.3%**
CAT Loss	24.9%	252.5%		146.5%	19.8%	98.4%		61.2%
PY Development (F)/U	-3.9%	85.5%		43.9%	-3.6%	49.5%		24.3%
Underlying Combined Ratio	***68.5%***	***161.7%***		***118.4%***	***66.8%***	***145.6%***		***108.7%***

Commercial lines (CL) FY22 pre-tax earnings would have been ~$79.2m excluding Hurricane Ian.

Additional CL CAT losses were incurred in Q422 due to the 10% co-participation in ACIC's FHCF layer.

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Commercial Segment 2020-2022 6 We expect hard market conditions to accelerate earnings growth adjusted for CAT risk $ in millions 2020 2021 2022 Total Gross Premiums Earned 389.8$ 410.3$ 464.2$ 1,264.3$ Ceded Premiums Earned (194.5) (237.1) (245.3) (676.9) Net Premiums Earned 195.3 173.2 218.9 587.4 Investment & other revenue 31.6 4.7 0.5 36.8 Unrealized G(L) on Equities (9.5) 1.5 (2.0) (10.0) Total Revenue 217.4 179.4 217.5 614.3 Underlying Loss & LAE 66.6 49.5 51.7 167.7 Current year CAT Loss & LAE 24.7 9.5 43.4 77.6 Prior year development 0.8 (4.3) (7.9) (11.4) Total Loss 92.1 54.7 87.1 234.0 Operating & Interest Expense 109.4 92.7 94.5 296.6 Total Expenses 201.5 147.4 181.6 530.6 Other income (loss) - - - - Income (Loss) before tax 15.9$ 32.0$ 35.8$ 83.7 Net Loss Ratio 47.1% 31.6% 39.8% 39.8% Net Expense Ratio 56.0% 53.5% 43.2% 50.5% Combined Ratio 103.1% 85.1% 83.0% 90.3% CAT Loss 12.6% 5.5% 19.8% 13.2% PY Development (F)/U 0.4% -2.5% -3.6% -1.9% Underlying Combined Ratio 90.1% 82.1% 66.8% 79.0% Commercial Lines (CL)

Impact of De-consolidating UPC

UIHC's pro-forma financials statements show a much different picture excluding UPC [1]

Pro-forma Balance Sheet at 12.31.22

	UIHC	Less: UPC	Plus: Adjustments	Pro-forma UIHC
Cash & Investments	$ 715,721	$ 374,816	$ -	$ 340,905
Premiums Receivable	86,036	46,735	-	39,301
Reinsurance Recoverable	1,632,293	867,053	-	765,240
Ceded Unearned Premiums	213,028	122,532	-	90,496
Fixed Assets	19,591	-	(96)	19,495
Goodwill & Intangibles	72,246	-	(200)	72,046
Other Assets	100,437	2,628	62	97,871
Total Assets	$ 2,839,352	$ 1,413,764	$ (234)	$ 1,425,354
Unpaid Loss & LAE	$ 1,946,938	$ 1,103,980	$ -	$ 842,958
Unearned Premiums	545,820	286,842	-	258,978
Reinsurance Payable	59,896	29,394	-	30,502
Accounts payable & accrued expenses	289,560	212,187	-	77,373
Notes Payable	152,473	4,118	-	148,355
Other Liabilities	24,848	5,692	-	19,156
Total Liabilities	$ 3,019,535	$ 1,642,213	$ -	$ 1,377,322
Total Stockholders' Equity - UIHC	$ (180,183)	$ (228,449)	$ (234)	$ 48,032
Minority Interest	-			
Total Liabilities & Stockholders' Equity	$ 2,839,352	$ 1,413,764	$ (234)	$ 1,425,354

Pro-forma Income Statement YTD at 12.31.22

	UIHC	Less: UPC	Plus: Adjustments	Pro-forma UIHC
Gross Premiums Earned	$ 1,223,183	$ 687,814	$ -	$ 535,369
Ceded Premiums Earned	(760,557)	(494,534)	-	(266,023)
Net Premiums Earned	$ 462,626	$ 193,280	$ -	$ 269,346
Net Investment Income	14,011	6,338	-	7,673
Net gains(Losses) from investments	(38,667)	(30,217)	-	(8,450)
Other income	17,452	(180,651)	-	198,103
Total Revenue	$ 455,422	$ (11,250)	$ -	$ 466,672
Loss & LAE Expense	637,647	478,725	-	158,922
Policy Acquisition Costs	154,233	(63,217)	-	217,450
Operating Expenses	106,949	9,690	-	97,259
Interest Expense	9,613	130	-	9,483
Total Expenses	$ 908,442	$ 425,328	$ -	$ 483,114
Other Income (Expense)	10,395	52	(296)	10,047
Income (loss) before income taxes	$ (442,625)	$ (436,526)	$ (296)	$ (6,395)
Provision (benefit) for income tax	25,485	7,813	(62)	17,610
Net income (loss)	$ (468,110)	$ (444,339)	$ (234)	$ (24,005)

[1] UPC was divested and will be de-consolidated from UIHC's results effective February 27, 2023.

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Balance Sheet Highlights 8 Dec. 31, Dec. 31, Pro-forma ($ in thousands, except per share amounts) 2022 2021 Variance 12.31.22 Selected Balance Sheet Data Cash & investments 715,722$ 964,844$ -25.8% 340,905$ Unpaid loss & LAE reserves, net of reinsurance 314,645$ 87,330$ 260.3% 77,718$ Financial debt 152,473$ 156,561$ -2.6% 148,355$ Accumulated other comprehensive income (loss) (30,947)$ (6,531)$ 373.9% (31,953)$ Stockholders' equity attributable to UIHC (180,183)$ 312,406$ -157.7% 48,032$ Total capital (27,710)$ 468,967$ -105.9% 196,387$ Leverage Ratios Debt-to-total capital -550.2% 33.4% -583.6% 75.5% Net premiums earned-to-stockholders' equity -256.8% 188.8% -445.5% 560.8% Per Share Data Common shares outstanding 43,280,173 43,370,442 -0.2% 43,280,173 Book value per common share (4.16)$ 7.20$ -157.8% 1.11$ Underlying book value per common share (3.45)$ 7.35$ -146.9% 1.85$ Tangible book value per common share (5.83)$ 5.10$ -214.5% (0.55)$ Underlying tangible book value per common share (5.12)$ 5.25$ -197.6% 0.19$

Hurricane Ian: 2022-23 Core CAT Reinsurance Program Impact

ACIC has $508m of occurrence limit left for Ian and $980m of aggregate limit remaining.

- ACIC Specific Limit Available for any Ian Adverse Development = $508m
- Total Limit Available for Subsequent Events = $980m
- $573m Specific Coverage for ACIC through FHCF and Private RAP Backup
- $407m Quota Share and Excess Coverage Shared ACIC and UPCIC



ACIC Limit
$934.8M
FHCF 90% of $564.4M xs $370.4M NIL
$382.6M
$370.4M
ACIC RAP Replacement 53.5% of $122.2M xs $260.4M; NIL
$260.4M
ACIC Shared Limit
$445M
Layer 4: 3.90% $225M xs$220M
Layer 4: 11.50% $225M xs $220M
Layer 4: 14.95% $225M xs $220M 2nd Event Coverage
Layer 4C: 69.65% $60M xs $385M
Layer 4B: 6.00% $165M xs $220M
Layer 4B: 59.90% $165M xs $220M 2nd Event Coverage
Layer 4D: 8.00% $120M xs $265M
$385M
$265M
$220M
Layer 3: 92% $20M xs $200M
$200M
Layer 2: 92% $100M xs $100M
$100M
Layer 1: 82% $55M xs $45M
$45M
UL Layer: 63% $25M xs $20M
UL Layer: 19% 2nd Event Coverage
$20M
RETENTION: $16.4M
10% Quota Share
Co-Par: 8% $265M ($21.2M)
$100M

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Cautionary Statements 10 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2021 and 2022 and our Form 10-Q for the periods ending March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2022, June 30, 2022, and September 30, 2022. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K ,and Form 10-Q for further information regarding these non-GAAP financial measures. The information in this presentation is confidential. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited.